Exhibit 10.1

February 15, 2017

Sabby Volatility Warrant Master Fund, Ltd.

Sabby Healthcare Master Fund, Ltd.

c/o                               Sabby Management, LLC

10 Mountainview Road, Suite 205

Upper Saddle River, NJ 07458

Attn: Hal Mintz and Robert Grundstein

Re:                             Common Stock Purchase Warrants

Dear Messrs. Mintz and Grundstein:

We are pleased to offer to you the following consideration for your exercise of the warrants (the “Warrants”) to purchase shares of common stock (the “Common Stock”) of Sunshine Heart, Inc. (the “Company”, “we” or “us”) currently held by you (collectively, the “Holders”). In consideration for exercising the Warrants held by you during the period beginning on the date hereof to and including March 31, 2017 (the “Exercise Period”), the Company shall issue, promptly upon receipt of the cash exercise price for any exercise by the Holder of such Warrants hereunder, to you or your designee a common stock purchase warrant pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to purchase up to a number of shares of Common Stock equal to 100% of the number of shares issued pursuant to the Holder’s exercise of Warrants hereunder, which new warrant(s) shall have an exercise price equal to the consolidated closing bid price of the Company’s Common Stock as quoted on The Nasdaq Capital Market on the date each such warrant is issued and shall be in the form attached hereto as Exhibit A.

In order to enable the exercise of the Warrants during the Exercise Period, the Company hereby consents (1) to restate the definition of “Initial Exercise Date” of the Warrants issued on November 3, 2016 and January 11, 2017 to mean “at any time on or after the date of Shareholder Approval” and (2) to restate the definition of “Beneficial Ownership Limitation” set forth in Section 2(e) of the Warrants to mean, solely for purposes of any exercises of Warrants that occur during the Exercise Period, “9.99%”.

The shares underlying the Warrants issued on November 3, 2016 have been registered for resale pursuant to a registration statement on Form S-1 (File No. 333-215112) and a prospectus dated December 30, 2016.  The Company filed a registration statement on Form S-1 (File No. 333-216053) registering the resale of the shares underlying the Warrants issued on July 26, 2016 and January 11, 2017 on February 14, 2017 and is awaiting the response of the Securities and Exchange Commission.

The Holder hereby covenants and agrees to provide any transferee of a Warrant a copy of this Letter Agreement.

To accept this offer, please execute this Letter Agreement and return the fully executed Letter Agreement to the Company by email as soon as practicable.

Please do not hesitate to call me if you have any questions.

[Signature Page Follows]

Sincerely yours,

SUNSHINE HEART, INC.

By:	/s/ John Erb
Name:	John Erb
Title:	Chief Executive Officer

Accepted and Agreed to:

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

SABBY HEALTHCARE MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager